UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 11, 2004

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.7
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

     On October 11, 2004, Finisar Corporation (“Finisar”) and Infineon Technologies AG (“Infineon”) entered into an Amended and Restated Master Sale and Purchase Agreement (the “Amended Agreement”) which modifies the terms of an existing agreement between Finisar and Infineon under which Finisar is to acquire the Fiber Optics Business Unit of Infineon. The original agreement was attached as Exhibit 2.6 to Finisar’s Form 10-K Report for the year ended April 30, 2004 filed with the Securities and Exchange Commission on July 14, 2004. The Amended Agreement is attached hereto as Exhibit 2.7. Please see the attached press release attached hereto as Exhibit 99.1 for a summary description of the material terms of the Amended Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
2.7	Amended and Restated Master Sale and Purchase Agreement dated October 11, 2004 by and between Finisar Corporation and Infineon Technologies AG.

99.1	Press Release dated October 11, 2004 announcing that Finisar Corporation and Infineon Technologies AG have agreed to modify the terms of a previously announced agreement under which Finisar is to acquire the Fiber Optics Business Unit of Infineon.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2004

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
2.7	Amended and Restated Master Sale and Purchase Agreement dated October 11, 2004 by and between Finisar Corporation and Infineon Technologies AG.

99.1	Press Release dated October 11, 2004 announcing that Finisar Corporation and Infineon Technologies AG have agreed to modify the terms of a previously announced agreement under which Finisar is to acquire the Fiber Optics Business Unit of Infineon.